Exhibit 10.26

                               FIRST AMENDMENT TO
                          INVENTORY PURCHASE AGREEMENT

This First Amendment to the Inventory Purchase Agreement (the "First Amendment") is entered into as of March 14, 2007, by and between Intraop Medical Corporation, a Nevada Corporation ("Company") and 4M, Inc., a California Corporation ("Buyer").

                                    RECITALS
                                    --------

         WHEREAS, on October 3, 2006, the undersigned entered into that certain Inventory Purchase Agreement by and between the Company and Buyer (the "Agreement"), which provides for a $700,000 inventory purchase line of credit, and;

         WHEREAS, the Company and Buyer wish to amend the Agreement to increase the amount of credit available under the line to $750,000;

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound, the parties hereby agree as follows:

Amendment

1. Section 2.1 of the Restated Agreement is amended in its entirety to read as follows:

     "2.1. Buyer will purchase up to $750,000 of Inventory from Company, on a revolving basis, upon the terms and conditions set forth herein:"

General

2.1 On and after the effective date of this First Amendment, each reference in the Agreement to "the Agreement," "this Agreement," "hereunder" and "hereof" or words of like import shall refer to the Restated Agreement as amended by this First Amendment. The Restated Agreement, as amended by this First Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

2.2 This First Amendment shall be governed by and construed in accordance with the substantive laws of the United States and the State of California, without regard to or application of California's conflicts of law rules. Any litigation arising out of or relating to this First Amendment shall take place exclusively in the appropriate state or federal court having jurisdiction in Santa Clara County, California, and each party hereby irrevocably consents to the jurisdiction of such courts.

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2.3 The Restated Agreement, as amended by this First Amendment, represents the entire agreement between the parties hereto concerning the subject matter hereof and supersedes any and all prior or contemporaneous correspondence, quotations and negotiations. The Restated Agreement, as amended by this First Amendment, supersedes and will take precedence over any conflicting terms in any purchase order invoice, confirmation or other similar document.

2.4 This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This First Amendment may be executed and delivered by telecopy or facsimile and execution in such manner shall constitute an original.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment as of the date first written above.

                                           COMPANY:
                                           --------

                                           Intraop Medical Corporation



                                           By: /s/ Howard Solovei
                                               ------------------
                                               Howard Solovei
                                               Chief Financial Officer


                                           BUYER:
                                           ------

                                           4M, Inc.


                                           By: /s/ Hans Morkner
                                               ----------------
                                               Hans Morkner